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                                                                       EXHIBIT 7



                             JOINT FILING AGREEMENT



                 Agreement among Georges Marciano and the Georges Marciano Trust, whereby, in accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the equity securities of Edison Brothers Stores, Inc. and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filings provided that, as contemplated by Section 13D-1(f)(2)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                 In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement in counterpart as of this 6th day of May, 1996.



                                        /s/ Georges Marciano
                                        -----------------------------------
                                        Georges Marciano

                                        THE GEORGES MARCIANO TRUST



                                        /s/ Georges Marciano
                                        -----------------------------------
                                        Name:  Georges Marciano
                                        Title: Trustee





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